Exhibit 3.1

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EP ENERGY LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 2012, AT 5:35 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EVEREST ACQUISITION LLC” TO “EP ENERGY LLC”, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 2012, AT 9:28 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “EP ENERGY LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5129536 8100H 120919677 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: DATE:	9768587 08-09-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 03/23/2012
FILED 05:35 PM 03/23/2012
SRV 120350646 - 5129536 FILE

CERTIFICATE OF FORMATION

OF

EVEREST ACQUISITION LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Title 6, Chapter 18 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Everest Acquisition LLC.

SECOND: The address of the registered office of the limited liability company in the State of Delaware is c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.

THIRD: The name and address of the registered agent required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on March 23, 2012.

/s/ Jaime A. Madell
Name:	Jaime A. Madell
Title:	Authorized Person

Signature Page to Certificate of Formation of Everest Acquisition LLC

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:33 AM 05/24/2012
FILED 09:28 AM 05/24/2012
SRV 120623632 - 5129536 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

EVEREST ACQUISITION LLC

The undersigned, desiring to amend the Certificate of Formation of Everest Acquisition LLC (the “LLC”), pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the LLC is:

Everest Acquisition LLC

SECOND:	The article numbered “FIRST” of the Certificate of Formation of the LLC shall be amended as follows:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is EP Energy LLC.”

THIRD:	This Amendment to the Certificate of Formation shall be effective on the date and at the time filed.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Formation on this 24th day of May, 2012.

EVEREST ACQUISITION LLC

By:	/s/ Sam Oh
	Name:	Sam Oh
	Title:	Vice President